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ELEVENTH AMENDMENT TO THE

DISTRIBUTION AGREEMENT

THIS ELEVENTH AMENDMENT, effective as of May 3, 2019, to the Distribution Agreement dated as of March 25, 2010, as amended August 25, 2010, August 25, 2011, November 16, 2012, August 21, 2013, February 26, 2014, November 20, 2014, November 19, 2015, February 25, 2016, May 27, 2016 and November 10, 2016 (the “Agreement”), is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the parties desire to amend the Agreement to add the DoubleLine Emerging Markets Local Currency Bond Fund to Exhibit A, the funds list.

NOW THEREFORE, pursuant to section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Amended Exhibit A of the Agreement shall be amended and replaced in its entirety by the Amended Exhibit A attached herein.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

DOUBLELINE FUNDS TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Ronald R. Redell	By: /s/ Teresa Cowan
Name: Ronald R. Redell	Name: Teresa Cowan
Title: President	Title: President

Amended Exhibit A

to the Distribution Agreement

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Shiller Enhanced CAPE Fund

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Long Duration Total Return Bond Fund

DoubleLine Global Bond Fund

DoubleLine Infrastructure Income Fund

DoubleLine Ultra Short Bond Fund

DoubleLine Shiller Enhanced International CAPE Fund

DoubleLine Emerging Markets Local Currency Bond Fund

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